UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2013

Western Asset High Income Fund II Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-08709	13-3998455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Eighth Avenue, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 777-0102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Western Asset High Income Fund II Inc.
CURRENT REPORT ON FORM 8-K

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2013, Western Asset High Income Fund II Inc. (the “Fund”) issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing the retirement of R. Jay Gerken as director, Chairman, Chief Executive Officer and President of certain closed-end funds advised by Legg Mason Partners Fund Advisors, LLC (“LMPFA”), effective June 1, 2013, and announcing the appointment of Kenneth D. Fuller as a member of the Board of Directors of each respective closed-end fund, effective June 1, 2013. In addition, the Board of Directors of each respective closed-end fund has appointed Mr. Fuller as the Chairman, Chief Executive Officer and President of each closed-end fund.

Mr. Fuller is a Managing Director of Legg Mason & Co., LLC (“Legg Mason & Co.”) (since 2013); Officer and/or Director/Trustee of 162 funds associated with LMPFA (since 2013); President and Chief Executive Officer of LM Asset Services, LLC (formerly a registered investment adviser) (since 2013); formerly, Senior Vice President of LMPFA (since 2012); formerly, Director of Legg Mason & Co. (2012 to 2013); formerly, Vice President of Legg Mason & Co. (2009 to 2012); formerly, Vice President of T. Rowe Price Associates (1993 to 2009), as well as Investment Analyst and Portfolio Manager for certain asset allocation accounts (2004 to 2009). Effective June 1, 2013, Mr. Fuller will become President and Chief Executive Officer of LMPFA.

The information disclosed under this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number

99.1	Press Release of the Fund, dated May 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Asset High Income Fund II Inc.
(Registrant)

Date:	June 14, 2013
/s/ George P. Hoyt
(Signature)

Name: George P. Hoyt
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release of the Fund, dated May 21, 2013.